                                 SCHEDULE 14A

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          ATLANTIC TELE-NETWORK, INC.
        ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

        ---------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee |as paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                   [LOGO] ATN
                          Atlantic-Tele-Network, Inc.

                          ATLANTIC TELE-NETWORK, INC.
                               19 Estate Thomas
                                  Havensight
                                P.O. Box 12030
                     St. Thomas, U.S. Virgin Islands 00801

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 2002

                                                                  April 9, 2002

To the Stockholders of
  ATLANTIC TELE-NETWORK, INC.:

   You are cordially invited to attend the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the "Company"), which will be held at the office of American Stock Exchange 86 Trinity Place, New York, New York, 10006 on Monday, May 13, 2002, at 10:00 A.M., for the following purposes:

    1. To elect four directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

    2. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders of record at the close of business on March 22, 2002 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of The Bank of New York, 101 Barclay Street, New York, New York 10286.

   Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope.

                                          By Order of the Board of Directors

                                          Cornelius B. Prior, Jr.
                                          Secretary

                          ATLANTIC TELE-NETWORK, INC.
                               19 Estate Thomas
                                  Havensight
                                P.O. Box 12030
                     St. Thomas, U.S. Virgin Islands 00801

                                PROXY STATEMENT

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the "Company"), to be held on May 13, 2002 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting, or at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted FOR the election of the nominees set forth herein under "Election of Directors" and in the discretion of the appointed proxies on any other matter that may properly come before the meeting.

   Only stockholders of record at the close of business on March 22, 2002 will be entitled to vote at the meeting. On that date, 4,995,559 shares of common stock, par value $.01 per share (the "Common Stock"), were outstanding, each such share of stock having one vote.

   The election of directors requires a plurality of the votes cast. The Board of Directors recommends that you vote "FOR" the election of each of the nominees to the Board. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. Except for quorum purposes, abstentions and votes withheld will have no legal effect.

   This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 12, 2002.

   The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

Principal Stockholders

   The following table lists the beneficial ownership of each person or group who, as of March 31, 2002, owned, to the Company's knowledge, more than five percent of the Company's Common Stock:

                                              Amount and
                                              Nature of
                                              Beneficial   Percentage
         Name and Address of Beneficial Owner Ownership    of Security
         ------------------------------------ ----------   -----------
         Cornelius B. Prior, Jr.............. 3,118,184(1)    62.4%
           19 Estate Thomas Havensight
           P.O. Box 12030
           St. Thomas, U.S. Virgin Islands
            00801

         FMR Corp............................   498,220(2)    9.97%
           82 Devonshire Street
           Boston, MA 02019

--------
(1) Includes 4,120 shares owned by Mr. Prior's children; 200 shares owned by Gertrude Prior, Mr. Prior's wife; 21,300 shares owned by Mr. Prior in an Individual Retirement Account, and 11,000 shares owned by Tropical Aircraft Company (Mr. Prior owns 90% of the outstanding capital stock of Tropical Aircraft Company), as to all of which Mr. Prior disclaims beneficial ownership.
(2) Based on information as of December 31, 2001, contained in a Schedule 13G Statements filed with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

   Four directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend.

   The nominees, and certain information supplied by them to the Company, are as follows:

          Ernst A. Burri
          Cornelius B. Prior, Jr.
          Charles J. Roesslein
          Henry Wheatley

   All of the nominees have been unanimously approved by the Board of Directors.

   Ernst A. Burri, 58, retired as president of CODETEL, the leading telecommunications carrier in the Dominican Republic and a subsidiary of GTE Corporation, on December 31, 1997. Mr. Burri served in GTE Corporation for 25 years in many domestic and international assignments and was president of CODETEL since January 1991. He is currently an independent consultant and President of the Board of Directors of Consortium Ecoenergetico Dominicano, S.A., a corporation involved in energy projects in the Dominican Republic. Mr. Burri has been a director of the Company since May 18, 1998 and is a member of the Board's Audit and Compensation Committee.

   Cornelius B. Prior, Jr., 68, has been Chief Executive Officer and Chairman of the Board of the Company since December 30, 1997. From June 30, 1987 to December 1997 he was Co-Chief Executive Officer and President of the Company. He was Chairman of the Board of the Virgin Islands Telephone Corporation ("Vitelco"), which was then a subsidiary of the Company, from June 1987 to March 1997 and became Chairman of the Board of Guyana Telephone and Telegraph Company Limited ("GT&T"), a subsidiary of the Company, in

April 1997. From 1980 until June 1987, Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group. Mr. Prior is currently a Trustee of Holy Cross College, The Antilles School, The Peter Gruber Foundation, and a member of the Visiting Committee to the Harvard Law School. He was recently elected Chairman of the Caribbean Association of National Telephone Organization (CANTO).

   Charles J. Roesslein, 53, retired as an officer of SBC Communications, Inc. in December 2000. During his last ten years with SBC, Mr. Roesslein held a wide variety of network, public affairs, strategic planning, corporate development, and finance assignments for SBC and its subsidiary companies, including vice president-chief financial officer and treasurer of Southwestern Bell Telephone Company and president and chief executive officer of companies responsible for strategic planning for the SBC company and the operation of SBC's cable television businesses and internet service provider business. Mr. Roesslein is a member of the Engineering Foundation Advisory Council of the University of Texas at Austin's College of Engineering. He was during 1998-99, a member of Texas Governor George W. Bush's Science & Technology Council, and he serves on the board of directors of National Instruments Corporation, a manufacturer of automated test and manufacturing equipment. Mr. Roesslein was elected to the Board of Directors on April 8, 2002 to fill a vacancy arising from the resignation of J. B. Ellis.

   Henry Wheatley, 70, has been the President of Wheatley Realty Corporation since 1973 where he manages the development of shopping centers. Mr. Wheatley is also Chairman of the Board of Coral World (Virgin Islands), Inc., and has been vice president and trustee of Islands Resources Foundation since 1972. Mr. Wheatley has been a director of the Company since December 30, 1997. He was a director of the Virgin Islands Telephone Corporation from 1994 to December 30, 1997 and is a member of the Board's Audit and Compensation Committee.

Additional Information Relating to the Board of Directors

   During 2001, there were nine meetings of the Board of Directors and four meetings of the Board's Audit and Compensation Committee.

   The Board does not have a standing nominating committee or any other committee performing similar functions.

Security Ownership of Management

   The following table shows the beneficial ownership, to the best of the Company's knowledge, of the Company's Common Stock by the directors and executive officers of the Company as of March 20, 2002:

                                                         Amount and Nature of    Percent of
Name                                                     Beneficial Ownership     Security
----                                                     --------------------    ----------
Ernst A. Burri..........................................          5,360(1)             *
James B. Ellis..........................................         10,718(2)             *
Lawrence Fuccella.......................................             --               --
Richard Hanscom.........................................          4,000
Cornelius B. Prior, Jr..................................      3,118,184(3)          62.4%
Steven Ross.............................................            100               --
Chareles J. Roesslein...................................             --               --
Lewis A. Stern..........................................         66,667(5)           1.3%
Henry U. Wheatley.......................................         10,718(4)             *
All Directors and Executive Officers of the Company as a
  Group (7 Persons).....................................      3,215,747(3)(6)(5)    64.4%

--------
*  Less than 1%.
(1) Represents shares held in the Company's Directors' Remuneration Plan.Under the Plan (see also "Compensation of Directors") the director has a vested interest in the Shares and a right to receive the dividends thereunder but may not vote or dispose of the shares until the Payment Commencement Date (as defined under the Plan).
(2) Includes 6,315 shares held in the Company's Directors' Remuneration Plan.
(3) Includes 4,120 shares owned by Mr. Prior's children; 200 shares owned by Gertrude Prior, Mr. Prior's wife; 21,300 shares owned by Mr. Prior in an Individual Retirement Account, and 11,000 shares owned by Tropical Aircraft Company (Mr. Prior owns 90% of the outstanding capital stock of Tropical Aircraft Company), as to all of which Mr. Prior disclaims beneficial ownership.
(4) Includes 8,036 shares held in the Company's Directors' Remuneration Plan.Under the Plan (see also "Compensation of Directors") the director has a vested interest in the Shares and a right to receive the dividends thereunder but may not vote or dispose of the shares until the Payment Commencement Date (as defined under the Plan).
(5) Represents shares issuable under options granted under the Company's 1998 Stock Option Plan which Mr. Stern claims were exercisable on March 20, 2002 but as to which the Company disagrees.
(6) Includes shares held by directors in the Company's Directors' Remuneration Plan and shares issuable under options granted under the Company's 1998 Stock Option Plan which may become exercisable on March 20, 2002.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following Summary Compensation Table sets forth the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company, and each of the Company's four most highly paid executive officers (other than the CEO) who was an executive officer of the Company at December 31, 2001:

                          SUMMARY COMPENSATION TABLE

                                                                Long Term
                                                               Compensation
                                          Annual Compensation     Awards
                                         --------------------- ------------
                                                                Securities
                                                                Underlying     All Other
Name and Principal Position              Year  Salary   Bonus   Options(a)  Compensation(b)
---------------------------              ---- -------- ------- ------------ ---------------
Cornelius B. Prior, Jr.                  2001 $350,000      --        --        $24,000
 Chairman of the Board, and              2000 $350,000      --        --        $24,000
 Chief Executive Officer                 1999 $350,000      --        --        $24,000

Lewis A. Stern                           2001 $124,731      --        --        $18,710
  Vice President--Finance and            2000 $136,635      --   100,000        $20,495
  Chief Financial Officer

Steven M. Ross                           2001 $150,000 $10,000        --        $23,775
 Treasurer, Chief Accounting Officer and 2000 $120,000 $30,000    25,000        $22,499
 Acting Chief Financial Officer          1999 $ 99,373 $25,000        --        $18,656

Lawrence Fuccella                        2001 $136,154      --        --        $20,423
 Vice-President                          2000 $150,000      --        --        $22,500
                                         1999 $150,000      --        --        $24,000

Richard Hanscom                          2001 $100,000 $10.000        --        $16,500
 Vice-President                          2000 $100,058 $10,000        --        $16,508
                                         1999 $ 57,974      --        --             --

--------
(a) Consists of options to purchase Common Stock of the Company granted under the Company's 1998 Company Stock Option Plan.
(b) Consists of Company contributions under a qualified SEP IRA (see "Benefit Plans").

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

   The following table contains information for each of the named executive officers concerning the exercise of options during 2001 and the value of unexercised options at year-end for the Company's Common Stock. The table does not reflect any of the 100,000 shares underlying options unexcercised which Mr. Stern claims he holds but which the Company does not believe he does.

                                                                     Number of
                                                                    Securities         Value of
                                                                    Underlying        Unexercised
                                                                    Unexercised      In-the-Money
                                                                 Options at Fiscal Options at Fiscal
                                                                   Year-End (#)      Year-End ($)
                                        Shares Acquired  Value     Exercisable/      Exercisable/
Name                                      on Exercise   Realized   Unexercisable     Unexercisable
----                                    --------------- -------- ----------------- -----------------
Lawrence Fuccella......................      7,500      $29,063       0/2,500          0/$10,462
Steven Ross............................      6,250      $24,906      0/18,750          0/$75,469

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, during the Company's fiscal year ended December 31, 2001, all Section 16(a) filing requirements as well as all American Stock Exchange filing requirements applicable to its directors, officers and ten-percent stockholders have been satisfied. However, the following forms were filed late: forms 3 with respect to the election of Christopher J. Kolm and Lawrence G. Stewart as executive officers; forms 4 with respect to the acquisition by Tropical Aircraft, Inc. of 675 shares of common stock in May 2001 and with respect to the sale by Lawrence Fuccella of 5,000 shares of common stock in July 2001 and 2,500 shares of common stock in November 2001.

   In making these statements, the Company has relied upon written representations of its directors, officers and ten-percent stockholders and copies of reports they have filed with the SEC.

Benefit Plans

   Until December 30, 1997, Company employees were covered by the Atlantic Tele-Network, Inc. Defined Benefit Plan for Salaried Employees; however, as of the consummation on that date of the spin-off of Emerging Communications, Inc. ("ECI") with the U.S. Virgin Islands operation of the Company and its subsidiaries, all obligations for that plan were assumed by ECI. Since January, 1998, the Company has provided a Simplified Employee Pension Plan, commonly know as SEP-IRA, for its employees. The plan provides for contribution percentages of 0% to 15% of compensation, up to a maximum contribution of $24,000 per participant. Any Company contributions made to the SEP-IRA, with the same percentage of compensation contributed for each employee, are subject to the limits noted above.

   Pursuant to Mr. Prior's employment contract with a subsidiary of the Company, he was entitled upon retirement from that subsidiary to a supplemental pension benefit over and above the benefits provided under a defined benefit plan maintained by that subsidiary. In the split-up of the Company in December 1997, that subsidiary became a subsidiary of Emerging Communications, Inc., and Mr. Prior retired from the employ of that subsidiary. Mr. Prior has brought suit against that subsidiary for payment in a lump sum of his supplemental pension benefits which have been calculated to be approximately $725,000 as of October 1, 1998. That subsidiary has denied responsible for payment of Mr. Prior's supplemental pension and, among other things, has asserted that in the split-up of the Company in December 1997, the obligation for Mr. Prior's supplemental pension became an obligation of the Company. If the subsidiary should succeed with its defense against Mr. Prior's claim, the Company may be obligated to pay the supplemental pension benefit to Mr. Prior.

Compensation Committee Interlocks and Insider Participation

   The members of the Company's Audit and Compensation Committee in 2001 were J.B. Ellis, Chairman, Ernst Burri and Henry Wheatley. To the Company's knowledge, during or prior to the Company's fiscal year ended December 31, 2001, none of these members were an officer or employee of the Company or its subsidiaries and had no relationships requiring disclosure under the Exchange Act. In making these statements, the Company has relied upon written representations of its directors.

Audit and Compensation Committee Report on Executive Compensation

   One of the functions of the Audit and Compensation Committee (the "Committee") is to review the compensation of the senior management of the Company. In March 2002, the Committee reviewed the compensation of the chief executive officer and the other executive officers of the Company in the light of the

Committee members' own business experience, and the chief executive officer's recommendation as to the compensation for each of the officers. The Committee determined that no adjustment should be made in the current compensation levels of the chief executive officer and agreed with the chief executive officer's recommendation as to the compensation of the other executive officers of the Company, and so recommended to the Board.

   The Committee also administers the Company's 1998 Stock Option Plan. On March 2001, the Committee granted options on 25,000 shares of common stock under this Stock Option Plan to Christopher J. Kolm, Chief Operating Officer of the Company.

   The Committee considers that stock options under the 1998 Stock Option Plan will be a useful long term incentive for key employees of the Company, including executive officers. The number of shares for which options will be granted to executive officers will be determined by the Committee based on performance, potential and other subjective factors. However, no set criteria will be used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under the Plan.

   Another role of the Committee is to evaluate audit performance, handle certain relations with the Company's independent accountants and evaluate policies and procedures relating to internal accounting functions and controls. This section of the report relates to the activities taken by the Audit Committee in fulfilling such role.

   The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001. This review included a discussion of the quality and the acceptability of the Company's financial reporting and controls.

   The Committee also reviewed with the Company's independent accountants, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the Committee discussed with the independent accountants their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board including Standard No. 1.

   The Committee further discussed with the Company's Chief Accounting Officer and independent accountants the overall scope and plans for their respective audits. The Committee meets periodically with the Chief Financial Officer, Chief Accounting Officer and independent accountants to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                               Audit and Compensation Committee:

                               James B. Ellis, Chairman

                               Ernst Burri, Member

                               Henry Wheatley, Member

Compensation of Directors

   Directors who are not officers or employees of the Company (each an "Eligible Director") are paid an annual retainer of $40,000 plus $3,000 for each meeting of the Board of Directors they attend and $1,500 for each telephonic meeting in which they participate. All Eligible Directors have the option under a Director's Remuneration Plan adopted by the Board in 1999 of receiving either 50% or 100% of their annual retainer in the form of Company Common Stock on a deferred basis. For purposes of these elections, such stock is valued at the mean between the high and low reported sales prices of such stock in the last trading day in the month preceding the date of the election. In addition, future Eligible Directors will be given a one time grant of 1,000 shares of Company Common Stock upon their initial election or appointment to the Board which will vest (i) two years after such grant based on continuous service on the Board, (ii) upon termination of service on the Board by reason of death or permanent disability or (iii) upon a change of control, as defined under the Directors' Remuneration Plan (the "Plan").

   All Eligible Directors have elected to defer either 50% or 100% of their unpaid annual retainer for 2001-2002 in the form of Company Common Stock under the Plan.

   Mr. Roesslein performed consulting services for the Company during 2001. He received $18,000 for those services in 2001. Mr. Burri also performed consulting services for the Company. He received $2,000 for those services during 2001.

                       SELECTION OF INDEPENDENT AUDITORS

   Arthur Andersen LLP audited the Company's accounts for 1998, 1999, 2000 and 2001. Representatives from Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.

   The Audit Committee of the Board recently recommended the appointment of Arthur Andersen LLP as the Company's independent auditor for 2002. However, in the light of recent developments the Board and the Audit Committee have decided to defer the decision until later in the year. The Board has delegated to the Audit Committee the responsibility to work with Management to review the qualifications of the major national accounting firms to serve as the Company's independent public accountants for the year 2002. The Audit Committee will assemble a list of candidate firms, including Arthur Andersen LLP, will evaluate their qualifications and will to make a recommendation to the full Board. The Board's selection will be announced as soon as the Company completes its deliberations.

Audit Firm Fee Summary for the year ended December 31, 2001

                                                                  Arthur         Deloitte &
                                                             Andersen LLP/(1)/ Touche LLP/(2)/   Total
                                                             ----------------  --------------  ---------
Audit Fees..................................................     $145,170          $50,050      $195,220
Financial Information Systems Design and Implementation Fees     $      0          $     0      $      0
All Other Fees..............................................     $237,343          $ 4,500      $241,843
                                                                ---------         --------     ---------
Total Fees Paid.............................................     $382,513          $54,550      $437,063

--------
1. The principal auditor of Atlantic Tele-Network, Inc. and its subsidiaries
2. The audit firm for Guyana Telephone & Telegraph Company, Ltd. the principal subsidiary of Atlantic Tele-Network, Inc.

   The audit committee has considered whether the provision of non-audit services by the company's principal auditor is compatible with maintaining auditor independence.

                               PERFORMANCE GRAPH

   On December 30, 1997, the Company was split into two separate public companies. One, Emerging Communications, Inc. ("ECI"), contained all of the Company's telephone operations in the U.S. Virgin Islands. The other, the Company, continued all of the Company's operations in Guyana. In connection with the transaction, the Company's Common Stock was reduced by 60% (in effect a 1:2.5 reverse stock split).

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1996 through December 31, 2001 with the cumulative total return of the Standard and Poor's 500 Index, the NASDAQ Telecommunications Index, the common stock of a peer groups of companies, identified in the C.A. Turner Utility Reports of "small telephone companies." In the current monthly report these telephone companies are:
Conestoga Enterprises, Inc., CT Communications, Inc., D&E Communications, Inc., Hector Communications Corp., Hickory Tech Corp., North Pittsburgh Sys, Inc., Ntelos, Inc., Surewest Communications Company, US LEC Corp., and Warwick Valley Telephone Company ("The Peer Group Index"). The comparative data assumes $100.00 was invested on December 31, 1996 in the Common Stock and in each of the indices referred to above and assumes that dividends, if any, were reinvested. Additionally, it assumes that the shares of ECI, issued in connection with the Company's split off on December 30, 1997, were sold at the close of the first day of trading of ECI and reinvested in the Company's Common Stock.


                                    [CHART]

                                                   Cumulative Total Return
                                ----------------------------------------------------------------
                                  12/96      12/97      12/98      12/99      12/00       12/01
                                  -----      -----      -----      -----      -----       -----
ATLANTIC TELE-NETWORK, INC.      100.00      71.31      60.35      64.71      76.60      113.57
S & P 500                        100.00     133.36     171.47     207.56     188.66      166.24
NASDAQ TELECOMMUNICATIONS        100.00     145.97     241.58     431.01     183.57      122.90
PEER GROUP                       100.00      96.67     100.55     132.73     104.30      126.10



Other Matters

   While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's Annual Meeting of Stockholders should be sent to the Company's Secretary at 19 Estate Thomas, Havensight, P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801 and must be received by December 31, 2002. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the SEC.

                                          By Order of the Board of Directors

                                          CORNELIUS B. PRIOR, JR.
                                          Secretary

April 9, 2002

Draft of Proxy Card
-------------------

                           ATLANTIC TELE-NETWORK, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2002


     The undersigned hereby appoints Cornelius B. Prior, Jr. and Steven M. Ross, and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock of Atlantic Tele-Network, Inc. held of record by the undersigned on March 22, 2002, at the Annual Meeting of Stockholders to be held on May 13, 2002 or any adjournments thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the election of Directors set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 9, 2002, and the Annual Report to Stockholders for 2001.

                           (Continued on reverse side)


                           ATLANTIC TELE-NETWORK, INC.
                           P.O. BOX 10085
                           NEW YORK, NY 10203-0085



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:


ELECTION OF  FOR all nominees [ ]     WITHHOLD AUTHORITY to vote [ ]
EXCEPTIONS* (as marked [ ]
        DIRECTORS. listed below       for all nominees listed below to the
                                      contrary below)


Ernst A. Burri, Cornelius B. Prior, Jr. Charles J. Roesslein and Henry Wheatley
INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provided below.

*EXCEPTIONS
           --------------------------------------------------------------------


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THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSAL.

Change Of Address And/or

Comments Mark Here [ ]

Please sign exactly as your name appears on this Proxy. If adding as executor, as administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign in the full corporate name, by duly authorized officer. If a partnership, please sign the full partnership name by authorized person. If shares are held jointly, each stockholder named should sign.

Dated:                                                                  , 2002
      ------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    Signature


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                                    Signature


Votes MUST be indicated (x) in Black or Blue Ink. [X]

PLEASE FILL IN, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.